UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2025

HEALTHCARE AI ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41145	98-1585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

418 Broadway #6434

Albany NY 12207

(Address of principal executive offices, including zip code)

(917) 446-0469

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	HAIUF

Class A Ordinary Share, par value $0.0001 per share	HAIAF

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	HAIWF

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 19, 2025, Healthcare AI Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Note”) to Leading Group Limited, a Cayman Islands exempted company with limited liability (“Leading Group”), for a loan to the Company in an amount of $30,502.20 for working capital purposes.  As previously reported on August 15, 2024, the Company entered into a business combination agreement with Leading Partners Limited, a Cayman Islands exempted company with limited liability, and Leading Group for purposes of completing a business combination (“Business Combination”). The Note does not bear interest and matures upon the closing of the Business Combination, payable in cash. In the event of a liquidation, all amounts due under the Note shall be repaid in cash.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit	Description
10.1	Promissory Note dated August 19, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE AI ACQUISITION CORP.

Dated: August 20, 2025	By:	/s/ Jiande Chen
Name: Jiande Chen
Title: Chief Executive Officer

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